UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2026

VIVAKOR, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41286	26-2178141
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

5220 Spring Valley Road, Suite 500

Dallas, TX 75254

(Address of principal executive offices)

(469) 480-7175

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VIVK	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Forbearance Agreement

As previously reported, on July 9, 2025, Vivakor, Inc. (the “Company”), issued a junior secured convertible promissory note (the “Second Note”) to J.J. Astor & Co. (the “Lender”), in the principal amount of $5,940,000 (the “Principal Amount”), in relation to an amended Loan and Security Agreement by and between the Company, its subsidiaries, and the Lender (the “Amended Loan Agreement”). The Company received $4,400,000, before fees. The Company received the funds on July 15, 2025.

On February 5, 2026, the Company entered into Forbearance and Note Payment Amendment Agreement (the “Agreement”) with the Lender. Under the terms of the Agreement, (i) the parties agreed to extend the maturity date of the Second Note until January 1, 2027; (ii) the Company agreed to pay the following payments to payoff the Second Note: (a) $50,000 per week commencing Monday, April 6, 2026, (b) $100,000 per week commencing Monday, July 6, 2026, (c) $150,000 per week commencing Monday, October 5, 2026, and (d) $250,000 per week commencing Monday, December 7, 2026, with the outstanding balance to be paid in full by January 1, 2027 (the “Amended Payment Terms”), with the Company having the ability to pay the Amended Payment Terms in shares of common stock if certain conditions are met as set forth in the Agreement, and (iii) the Company agree to use its best efforts to remove its suspension from trading on the Nasdaq Capital Market and be reinstated for trading on the Nasdaq Capital Market on or before February 28, 2026 (the “Nasdaq Reinstatement Deadline”), which deadline will be extended to a date not later than April 30, 2026 if the Company has applied for a reverse stock split prior to February 28, 2026 and is only waiting for regulatory approval of such stock split to regain compliance with Nasdaq’s listing rules. In the event the Company fails to comply with the terms of the Agreement, then entire outstanding principal amount plus accrued interest then due and payable under the Second Note shall increase to 110% of the then Outstanding Principal Amount, such balance will begin accruing interest at 19% per annum compounded daily, the balance will become immediately due and payable to the Lender in full, the Forbearance provided herein shall terminate, and the Lender may exercise all of its rights and remedies under the Amended Loan Agreement, the Second Note and other rransaction documents

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of, and does not purport to be a complete description of, the rights and obligations of the parties to the agreements in connection with the Agreement, and such description is qualified in its entirety by reference to the full text of the Form of Forbearance and Note Payment Amendment Agreement and its exhibits are attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit
10.1	Forbearance and Note Payment Amendment Agreement with J.J. Astor & Co. entered into on February 5, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVAKOR, INC.

Dated: February 5, 2026	By:	/s/ James H. Ballengee
		Name:	James H. Ballengee
		Title:	Chairman, President & CEO

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